EXHIBIT 23.3


            Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 20, 2006, accompanying the consolidated financial statements of Enterprise NewsMedia, LLC as of and for the years ended December 31, 2005 and 2004, contained in the Registration Statement on Form S-1 (No. 333-135944), as amended, and related Prospectus of GateHouse Media, Inc. We hereby consent to the incorporation by reference of said report into this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Boston, Massachusetts
October 25, 2006